Exhibit 99.1

RiceBran Technologies Reports Full Year 2018 Financial Results and Provides Business Updates

Sales of rice bran products grew over 15% in the 2018 fourth quarter

MGI Grain acquisition enters RiceBran Technologies into new ingredient markets, adds EBITDA

THE WOODLANDS, Texas, April 1, 2019 – RiceBran Technologies (Nasdaq: RIBT, also the “Company” or “RBT”), a global leader in the production and marketing of value-added products derived from rice bran and a producer of rice and rice co-products, announced today the Company’s financial results for the year ended December 31, 2018.

“We made progress on many fronts in 2018 – the acquisition of Golden Ridge Rice Mills in Arkansas, keeping our customers supplied during major production issues at one of our facilities in the second and third quarters, achieving a substantial increase in our shareholders’ equity, receiving all of our planned facility certifications, and, in the 2018 fourth quarter, accelerating sales of our rice bran products by more than 15%,” said Brent Rystrom, President and Chief Executive Officer.  “We now have a portfolio of assets that each have an ability to deliver substantial sales and EBITDA growth at the plant level, and we are planning a major expansion of our rice milling and stabilized rice bran operations in Arkansas.  Scaling production and sales at these facilities are a major focus that will help in our drive to achieve positive adjusted EBITDA.”

“We are also excited to announce the agreement to acquire MGI Grain,” added Rystrom.  “MGI Grain, based in East Grand Forks, MN, will bring us new barley and oat ingredients that complement our rice and rice bran product offering.  We believe our sales team can drive substantial sales growth of MGI Grain’s product offering and expand already meaningful EBITDA.”

2018 Key Accomplishments:

•	Driving 2018 fourth quarter sales growth in excess of 15% for our stabilized rice bran and derivative products, our first meaningful overall growth in sales for these products in many years.

•
Completing the acquisition of Golden Ridge Rice Mills of Wynne, AR on November 28, 2018, giving RBT a meaningful, scalable, and controlled source of stabilized rice bran in the dominant rice producing state and providing us a lowest cost scenario for rice bran supply, adding new product extensions to our product offering, and providing us enough Greenfield space to significantly expand milling operations and add new products.  We believe this new strategic direction will be a major factor in our growth and attaining meaningful adjusted EBITDA over the next several years.

•
Successfully certifying our facilities in West Sacramento, CA, Dillon, MT, and Mermentau, LA during the third and fourth quarters, and this was a critical step in positioning RBT as a high-value ingredient supplier.

•
Increasing our shareholders’ equity to $23.7 million from $14.7 million, mainly as a result of cash received from the exercise of warrants into common stock and also equity added through the acquisition of Golden Ridge Rice Mills.

•	Relocating the corporate headquarters to Houston, TX on June 1, positioning us nearer to Arkansas, Louisiana, and Texas, collectively the largest rice growing region in the United States.

2018 Business Highlights:

•
Revenues of $14.8 million were up from $13.4 million, inclusive of $0.9 million in revenue from Golden Ridge Rice Mills realized after its acquisition in late November, 2018.  Revenue in our bran business grew over 4% for the year, with the growth concentrated in the fourth quarter.

•
Our gross profit margin of 20.2% in 2018 was down from 28.4% for three primary reasons.  First, raw bran prices were above year-earlier levels in the first three quarters of 2018 and have been flat since November.  Second, we experienced a difficult supply issue at our Louisiana facility in the second and third quarters, and decided to support customers from our California facilities despite massively higher transportation and production costs.  This production issue also limited our ability to grow our business during this period.  Third, lower margin sales from Golden Ridge Rice Mills were added to the overall sales mixes.

•
SG&A expenses expanded to $11.2 million from $9.9 million, with an expanded sales team, increased staffing to meet our certification needs, and the costs of our relocation and costlier offices in Houston being major causes for the increase.

•	Our loss from operations was $(8.2) million compared to $(6.1) million last year, and adjusted EBITDA was $(6.4) million versus $(4.1) million.

•	Cash and equivalents of $7.0 million increased from $6.2 million last year.

•	Total assets increased to $30.7 million from $17.4 million, mainly driven by the acquisition of Golden Ridge Rice Mills.

•	Debt increased to $0.8 million from $16,000 as a result of the Golden Ridge Rice Mills acquisition.

•	Shareholders’ equity increased to $23.7 million from $14.7 million.

2018 Fourth Quarter Business Highlights:

•	RBT delivered its first meaningful growth in its rice bran sales in many years during the 2018 fourth quarter, with revenue growth in excess of 15%.

•	Our revenue growth was driven by new customer demand and growth from several of our most important customers.

•	Golden Ridge Rice Mills contributed $0.9 million to our fourth quarter sales.

2019 Subsequent Events

•
Liquidity continued to improve in 1Q:19 with the proceeds from a $12.1 million share offering in March and $2.0 million from the exercise of warrants, more than offsetting negative cash flows from operations and ongoing Cap Ex.

•
We are in the planning and engineering stages for a large expansion of our rice milling and rice bran production facilities at Golden Ridge Rice Mills in Wynne, Arkansas.  As part of this expansion we are planning for the production of a transformational new stabilized rice bran product that we believe could constitute the largest available market opportunity so far in our rice bran product history, with an identifiable market opportunity of 100 million or more pounds per year.

•
Today we are announcing an agreement to acquire MGI Grain in East Grand Forks, MN for $3.5 million.  MGI Grain is an ingredient company focused on barley and oat products, areas that fit well with our rice and rice bran products.  We see major opportunities for our sales team to sell these products and drive higher capacity utilization of MGI Grain’s facility, which is presently near 35%.  MGI Grain presently has annually sales near $3 million and has meaningful positive adjusted EBITDA.

2019 Guidance Updates:

•
RBT sees annual revenue of approximately $37 million to $40 million in 2019 from our previous guidance of $40 million.  We see strong growth from our rice bran products, a full year of Golden Ridge Rice Mills’ results, and approximately nine months of MGI Grain’s results.  We are adjusting our revenue assumptions lower for Golden Ridge Rice Mills to reflect a heavier mix of toll milling than we previously assumed.  This should have no negative impact on EBITDA as the profitability per pound processed is generally at least similar when toll milling compared to traditional milling.

•	RBT remains focused on attaining positive adjusted EBITDA, which we now target to occur in the third or fourth quarter of 2019 versus our previous target of the second or third quarter of 2019.

“We continue to execute on our strategic and financial plans to position RBT for sustainable revenue and EBITDA growth,” said Dennis Dykes, Chief Financial Officer. “Our balance sheet has strengthened considerably in 2018 through warrant exercises and our Golden Ridge acquisition.  This has enabled us to increase cash while making significant investments in the business, and significantly improve shareholders’ equity. With the additional capital received subsequent to the year’s end, we are in a strong position to grow the business and build value for stockholders throughout 2019 and in the years to come.”

Conference Call Information

RiceBran Technologies will host a conference call today, Monday, April 1st, at 10:00 a.m. Eastern Time to discuss these results.  The conference call information is as follows:

•	Direct Dial-in number for US/Canada: (201) 493-6780

•	Toll Free Dial-in number for US/Canada: (877) 407-3982

•	Dial-In number for international callers: (201) 493-6780

•	Participants will ask for the RiceBran Technologies 2018 Year End Financial Results Call

This call is being webcast by ViaVid and can be accessed at http://public.viavid.com/index.php?id=133767.

The call will also be available for replay by accessing http://public.viavid.com/index.php?id=133767.

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company servicing the food, animal nutrition and specialty ingredient products markets. We utilize our proprietary and patented intellectual property to convert rice bran, one of the world's most underutilized food sources, into a number of highly nutritious and clean label ingredient products. The global target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers. More information can be found in the Company’s filings with the SEC and by visiting our website.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran Technologies’ expectations regarding its planned expansion of its rice milling operations, the acquisition of MGI Grain, the sufficiency of its cash position to pursue its plans through 2019, the rice production volumes in California, Louisiana and Arkansas, the price of rice bran, the rice milling volumes in the Delta region and the impact of these volumes on its financial performance, and its business plans, future growth, revenue and adjusted EBITDA.  These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties, including the risks that RBT does not complete the acquisition of MGI Grain or receive the resulting benefit from this acquisition.  RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.  Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran Technologies’ filings with the Securities and Exchange Commission, including its most recent periodic reports.

Investor Contact:
Ascendant Partners, LLC
Richard Galterio
(732) 410-9810
rich@ascendantpartnersllc.com

RiceBran Technologies
Consolidated Statements of Operations
Years Ended December 31, 2018 and 2017
(in thousands, except share and per share amounts)

	2018	2017

Revenues	$14,762	$13,355
Cost of goods sold	11,780	9,564
Gross profit	2,982	3,791
Selling, general and administrative expenses	11,194	9,888
Loss from continuing operations before other income (expense)	(8,212)	(6,097)
Other income (expense):
Interest expense	(12)	(1,623)
Change in fair value of derivative warrant liabilities	-	670
Loss on extinguishment of debt	-	(8,290)
Other income	193	307
Other expense	(25)	(182)
Total other income (expense)	156	(9,118)
Loss from continuing operations before income taxes	(8,056)	(15,215)
Income tax (expense) benefit	(45)	5,030
Loss from continuing operations	(8,101)	(10,185)
Income from discontinued operations, net of tax	-	3,983
Net loss	(8,101)	(6,202)
Less - Net loss attributable to noncontrolling interest in discontinued operations	-	(1,671)
Net loss attributable to RiceBran Technologies shareholders	(8,101)	(4,531)
Less - Dividends on preferred stock, beneficial conversion feature	-	778
Net loss attributable to RiceBran Technologies common shareholders	$(8,101)	$(5,309)

Basic earnings (loss) per common share:
Continuing operations	$(0.37)	$(0.92)
Discontinued operations	-	0.47
Basic loss per common share - RiceBran Technologies	$(0.37)	$(0.45)

Diluted earnings (loss) per common share:
Continuing operations	$(0.37)	$(0.92)
Discontinued operations	-	0.47
Diluted loss per common share - RiceBran Technologies	$(0.37)	$(0.45)

Weighted average number of shares outstanding:
Basic	22,099,149	11,923,923
Diluted	22,099,149	11,923,923

RiceBran Technologies
Consolidated Balance Sheets
December 31, 2018 and 2017
(in thousands, except share amounts)

	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$7,044	$6,203
Restricted cash	225	775
Accounts receivable, net of allowance for doubtful accounts of $14 and $8	2,529	1,273
Purchase price working capital receivable	1,147	-
Inventories
Finished goods	856	564
Packaging	102	114
Deposits and other current assets	610	519
Total current assets	12,513	9,448
Property and equipment, net	15,010	7,850
Goodwill	3,178	-
Other long-term assets, net	16	63
Total assets	$30,717	$17,361

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,583	$765
Commodities payable	2,735	-
Accrued salary, wages and benefits	933	773
Accrued expenses	520	741
Unearned revenue	145	75
Escrow liability	259	258
Note payable to seller of Golden Ridge	609	-
Long term debt, current portion	77	4
Total current liabilities	6,861	2,616
Long term debt, less current portion	145	12
Total liabilities	7,006	2,628
Commitments and contingencies
Shareholders' Equity:
Preferred stock, 20,000,000 shares authorized:
Series G, convertible, 3,000 shares authorized, 405 and 630 shares issued and outstanding in 2018 and 2017, respectively	201	313
Common stock, no par value, 50,000,000 shares authorized, 29,098,207 and 18,046,731shares issued and outstanding	296,739	279,548
Accumulated deficit	(273,229)	(265,128)
Total shareholders' equity	23,711	14,733
Total liabilities and shareholders' equity	$30,717	$17,361

USE OF NON-GAAP FINANCIAL INFORMATION

We utilize “Adjusted EBITDA” as a supplemental measure in our ongoing analysis of short term and long term cash requirement and liquidity needs. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to EBITDA). Management uses Adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that Adjusted EBITDA provides a more accurate and informative indicator of our cash requirements.

The table below contains a reconciliation of net income (GAAP) and Adjusted EBITDA (Non-GAAP) for the three and twelve months ended December 31, 2018 and December 31, 2017.  We do not provide a reconciliation of forward-looking net income (GAAP) to Adjusted EBITDA (non-GAAP).  Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods.  Any forward-looking Adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net income that are excluded from actual net income in the table below.

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the three months ended December 31 (in thousands)

	2018	2017
Net income (loss)	$(2,356)	$(1,795)
Interest expense	7	7
Depreciation & amortization	229	186
Unadjusted EBITDA	$(2,120)	$(1,602)
Add Back Other Items:
Change in fair value of derivative liabilities	-	138
Other income/expense	(132)	(59)
Share-based compensation	269	169
Acquisition related expenses	132	-
Corporate relocation associated expenses	-	15
Adjusted EBITDA	$(1,851)	$(1,339)

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the twelve months ended December 31 (in thousands)

	2018	2017
Net income (loss)	$(8,056)	$(15,215)
Interest expense	12	1,623
Depreciation & amortization	773	757
Unadjusted EBITDA	$(7,271)	$(12,835)
Add Back Other Items:
Change in fair value of derivative liabilities	-	(670)
Loss on extinguishment of debt	-	8,290
Other income/expense	(168)	(125)
Share-based compensation	886	1,073
Acquisition related expenses	132	-
Corporate relocation associated expenses	-	116
Other	-	92
Adjusted EBITDA	$(6,421)	$(4,059)